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                                                                    EXHIBIT 23.3


                             INDEPENDENT REGISTERED
                        PUBLIC ACCOUNTING FIRM'S CONSENT



We hereby consent to the use in this Post Effective Amendment 2 to the Registration Statement (Form S-1 No. 333-122208) of our report dated
January 30, 2004, except for Note 4, dated May 10, 2004, relating to the combined financial statements of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC, which appear in such Registration Statement of Great Wolf Resorts, Inc.


We also consent to the reference to us under the headings "Experts," in such Registration Statement.


/s/ Rubin, Brown, Gornstein & Co. LLP

Rubin, Brown, Gornstein & Co. LLP
Saint Louis, Missouri
May 5, 2005